Exhibit 10.6

INDEMNIFICATION AGREEMENTS

MariLyn R. Blair
Robert M. Burks, Jr.
Michel C. Cadieux
R. Bruce Douglas
Barbara J. Doyle
Deloris R. Duquette
Kirby A. Dyess
Jon E. Eliassen
Charles H. Gaylord
Thomas S. Glanville
Steven M. Helmbrecht
John W. Holleran
Charles McAtee
Philip C. Mezey
Sharelynn F. Moore
Sharon L. Nelson
Daniel S. Pelino
Simon Pontin
Carl W. Porter
Gary E. Pruitt
Marcel Regnier
W. Mark Schmitz
Russell E. Vanos
Shannon M. Votava
Robert W. Whitney
Graham M. Wilson
Lynda L. Ziegler